UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 20, 2005

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2005, the Corporation announced an increased quarterly earnings range for the second quarter ended June 30, 2005. The press release, dated July 20, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 20, 2005, the Corporation announced an increased quarterly earnings range for the second quarter ended June 30, 2005. The press release, dated July 20, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The Corporation will host an online Web simulcast of its second-quarter 2005 earnings conference call on Monday, August 1, 2005. The live broadcast of the Corporation’s conference call will begin at 2 p.m., Eastern Time, on August 1, 2005. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 913-981-5532, confirmation number 2438580.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated July 20, 2005, announcing an increased quarterly earnings range for the second quarter ended June 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: July 20, 2005	By:	/s/ Anne H. Lloyd

Anne H. Lloyd, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 20, 2005, announcing an increased quarterly earnings range for the second quarter ended June 30, 2005.